As filed with the Securities and Exchange Commission on October 23, 2012

Registration No. 333-176909

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________________

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-1

ON

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

______________________________________

ATVROCKN

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

27-4594495

(I.R.S. Employer Identification No.)

1813 Winners Cup Dr.

Las Vegas, NV 89117

Phone: (702) 334-4008

(Address including zip code, and telephone number, including area code, of registrant's principal executive offices)

J. Chad Guidry

1813 Winners Cup Dr.

Las Vegas, NV 89117

Phone: (702) 334-4008

(Name, address and telephone number of agent for service)

Copies to:

Thomas C. Cook, Esq.

Law Offices of Thomas C. Cook

500 N. Rainbow Blvd., Suite 300

Las Vegas, NV 89107

Phone: (702) 221-1925

Fax: (702) 221-1963

ATVROCKN

NOTIFICATION OF STATUS OF REGISTRATION STATEMENT

The Registration Statement on Form S-1, SEC file number 333-176909, originally filed by ATVROCKN (the "Registrant") on March 31, 2011, as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, Amendment No. 5, Amendment No. 6, Amendment No. 7 and Amendment No 8 on Form S-1/A thereto, filed with the Commission on September 9, 2011, November 8, 2011, December 5, 2011, January 5, 2012, February 29, 2012, March 9, 2012, April 26, 2012, May 18, 2012 and June 4, 2012, respectfully (as so amended, the "Registration Statement") and deemed effective by the U. S. Securities and Exchange Commission on June 15, 2012, related to the Offering of a maximum of 500,000 shares of our $0.001 par value common stock at a price of $0.01 per share pursuant to a self-underwritten Offering. The Registrant closed on the Offering on October 23, 2012. The maximum number (500,000 shares) were sold by the Registrant to thirty-five (35) investors in conjunction with the registered Offering for an aggregate of $5,000.00. There were no unsold shares in this Offering.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Las Vegas, State of Nevada on October 23, 2012.

Date: October 23, 2012

ATVROCKN Registrant
By:/s/ J. Chad Guidry
J. Chad Guidry Chief Executive Officer, President and Director Principal Executive, Financial and Accounting Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ J. Chad Guidry J. Chad Guidry	Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director	October 23, 2012